UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

______________

ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2016, Ecosphere Technologies, Inc. (the “Company”), together with its majority-owned subsidiary, Sea of Green Systems, Inc. (“Sea of Green”) entered into Securities Purchase Agreements with three unaffiliated investors pursuant to which the investors purchased an aggregate of $300,000 original principal amount of promissory notes of Sea of Green (the “Notes”). The Notes bear interest at 12.5% annually and mature six months from the date of investment. If, prior to the maturity date of the Notes, Sea of Green merges with a public company by reverse merger, share exchange or other business combination (a “Public Company Event”), the Note shall thereafter be automatically convertible into shares of common stock of the public company at a price per share equal to 85% of the offering price of the shares in the financing transaction conducted in connection with the Public Company Event. Upon maturity, if no Public Company Event has occurred, the Notes shall be convertible into shares of the Company’s common stock at $0.115 per share.

Item 3.02

Unregistered Sales of Equity Securities.

The information concerning the sale of the Notes which is contained under Item 2.03 is incorporated by reference under this Item 3.02. In addition, the Company issued the investors under the Securities Purchase Agreements a total of 3,000,000 five-year warrants to purchase shares of the Company at an exercise price of $0.115 per share.

The Notes and warrants were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Securities Purchase Agreement

10.2	Form of Convertible Promissory Note

10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: January 12, 2016